                                                                    EXHIBIT 11.2

                                  PSINET INC.

  CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                             USED IN CALCULATION(1)

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                                              -----------------
Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of year....................     37,914,932
  Weighted average shares issued during the year ended Decem-
   ber 31, 1996 (2,198,302 shares)...........................      1,463,072
                                                                ------------
                                                                  39,378,004
                                                                ============
Net loss.....................................................   $(55,097,000)
                                                                ============
Basic and diluted loss per share.............................   $      (1.40)
                                                                ============

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(1) For a description of basic and diluted loss per share, see Note 1 of the Notes to the Consolidated Financial Statements included in Part II, Item 8 of this Form 10-K.